February 13, 2006



ICOA, Inc.
111 Airport Road
Warwick, Rhode Island 02889

Ladies and Gentlemen:

         We have acted as your counsel in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of 525,215,959 shares of common stock, par value $0.0001 per share, of ICOA, Inc., a Nevada corporation (the "Company"). Capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.

         The Registration Statement includes for registration (1) shares issuable to Cornell Capital Partners, L.P., consisting of (i) 300,000,000 shares of common stock issuable upon the conversion of convertible debentures described in the Registration Statement, and (ii) 3,000,000 shares of common stock issuable upon conversion of a warrant (the "Cornell Shares"), (2) 20,000,000 shares of common stock issued to former shareholders of Airport Network Solutions, who received under a convertible debenture in connection with the Company's acquisition of Airport Network Solutions, (3) 1,500,000 shares of common stock issued to former shareholders of AuthDirect, Inc. in connection with the Company's acquisition of AuthDirect, (4) 5,737,000 shares of common stock issued to consultants to the Company as compensation for services rendered, (5) 6,593,000 shares of common stock issued to certain employees of the Company in connection with performance bonuses for 2004, and signing bonuses, (6) 1,962,551 shares of common stock issued to holders of various accounts payable of the Company in connection with settlements of debt, (7) 2,500,000 shares of common stock issued to Richard Schiffmann and Pamela Brown in connection with consulting contracts, (8) 6,716,616 shares of common stock issued to William Lord upon the conversion of a convertible debenture and 5,000,000 shares issuable pursuant to warrants, (9) 1,000,000 shares issued as satisfaction of a promissory note and accrued interest to shareholders of Starford Corp. from whom the Company acquired iDockUSA and 2,000,000 shares issuable pursuant to warrants and (10) 21,589,839 shares of common stock issued to various investors in connection with settlements and conversion of $877,058 in debt, (11) 40,000,003 shares of common stock issued to former shareholders of Wise Technologies, Inc, in connection with the acquisition of Wise Technologies,
(12) 17,999,987 shares of common stock issued to former shareholders of LinkSpot Technologies, Inc. in connection with the acquisition of LinkSpot, (13) 2,547,000 shares of common stock issued to shareholders of Dock Holding, Ltd. in connection with the acquisition of the assets of Cafe.com, (14) 10,852,000 shares of common stock issued to current and former employees of ICOA in consideration of $528,840 in accrued salary, interest, and expenses, (15) 54,819,845 shares of common stock issued to Seaport Capital Partners, LLC and its members in connection with the satisfaction and conversion of $880,424 of promissory notes and accrued interest, (16) 7,211,538 shares of common stock issued to Seacoast Funding, Inc. in connection with the settlement of $375,000 in vendor financing, and (17) 11,686,580 shares of common stock issuable to accredited investors upon conversion of $574,510 of convertible debentures. The shares referred to in items 2 through 17 above shall be referred to collectively as the "Other Seller Shares". The Cornell Shares and the Other Seller Shares shall be referred to collectively as the "Shares".

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ICOA, Inc.
February 13, 2006
Page 2



         You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, the Company's articles of incorporation, as amended, and bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on certificates made by officers of the Company. In rendering our opinion, in addition to the assumptions that are customary in opinion letters of this kind, we have assumed the genuineness of signatures on the documents we have examined, the conformity to authentic original documents of all documents submitted to us as copies, and the Company will have sufficient authorized and unissued shares of common stock available with respect to any Shares issued after the date of this letter. We have not verified any of these assumptions.

         This opinion is rendered as of the date hereof and is limited to matters of Nevada corporate law, including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws. We express no opinion as to the laws of any other state, the federal law of the United States, or the effect of any applicable federal or state securities laws.

         Based upon and subject to the foregoing, it is our opinion that the Cornell Shares and the Other Seller Shares which are subject to issuance pursuant to convertible debentures and warrants have been duly authorized for issuance by the Company and, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid, and nonassessable, and that the Other Seller Shares previously issued by the Company have been duly authorized for issuance, validly issued, fully paid and were nonassessable when issued.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption "Legal Matters". In giving our consent we do not admit that we are in the category of persons whose consent is required under
Section 7 of the 1933 Act or the rules and regulations under such act.




                                                     Very truly yours,

                                                 /s/ Burton, Bartlett & Glogovac
                                                     ---------------------------
                                                     Burton, Bartlett & Glogovac